UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2016, Zimmer Biomet Holdings, Inc. (the “Company”) completed its previously announced public offering of €500 million aggregate principal amount of the Company’s 1.414% Notes due 2022 (the “2022 Notes”) and €500 million aggregate principal amount of the Company’s 2.425% Notes due 2026 (the “2026 Notes” and, together with the 2022 Notes, the “Notes”).

The Notes were issued pursuant to the Fourth Supplemental Indenture dated as of December 13, 2016 (the “Supplemental Indenture”) to the Company’s Indenture (the “Base Indenture”) dated as of November 17, 2009 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Pursuant to an Agency Agreement dated as of December 13, 2016 (the “Agency Agreement”) relating to the Notes, the Company has appointed Elavon Financial Services DAC, UK Branch to act as paying agent and Elavon Financial Services DAC to act as registrar and transfer agent. For a description of the material terms of the Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-209394), the prospectus dated February 4, 2016, and the related prospectus supplement dated December 6, 2016.

Copies of the Base Indenture, the Supplemental Indenture and the Agency Agreement are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The description of the Agency Agreement set forth above is qualified in its entirety by reference to the full text of the Agency Agreement.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The 2022 Notes bear interest at a rate of 1.414% per annum and mature on December 13, 2022. The 2026 Notes bear interest at a rate of 2.425% per annum and mature on December 13, 2026. Interest on each series of Notes is payable on December 13 of each year, commencing on December 13, 2017. Interest will be paid to the holders of record of such Notes at the close of business on the November 28 immediately preceding the related interest payment date.

Principal (including any payments made upon any redemption or repurchase of the Notes), premium, if any, and interest payments in respect of the Notes will be payable in euro, subject to certain exceptions set forth in the Supplemental Indenture. In addition, the Company will, subject to certain exceptions and limitations, pay additional amounts on the Notes in euro as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the Notes to a holder who is not a United States person, after withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by the United States or any political subdivision of, or any taxing authority of or in, the United States will not be less than the amount provided in the Notes to be then due and payable.

The interest rate payable on the Notes will be subject to adjustment from time to time in the event of certain credit rating events related to the Notes. From and including the first interest payment date on or after the date of a Step Up Rating Change (as defined in the Supplemental Indenture) in respect of a series of Notes, if any, the applicable interest rate payable on such series of Notes will be increased by 1.25% per annum to, in the case of the 2022 Notes, 2.664% per annum and, in the case of the 2026 Notes, 3.675% per annum. In the event of a Step Down Rating Change (as defined in the Supplemental Indenture) in respect of a series of Notes, if any, following a Step Up Rating Change in respect of the same series of Notes, from and including the first interest payment date on or after the date of such Step Down Rating Change, the applicable interest rate payable on such series of Notes will be decreased by 1.25% per annum to, in the case of the 2022 Notes, 1.414% per annum and, in the case of the 2026 Notes, 2.425% per annum. If a Step Up Rating Change and, subsequently, a Step Down Rating Change, occur in respect of the same series of Notes during the same period beginning on the day following an interest payment date (or beginning on December 13, 2016, if no interest has been paid on the Notes) to, and including, the next interest payment date, the applicable rate of interest payable on such Notes will neither be increased nor decreased as a result of either such event.

Prior to the applicable Par Call Date (such date, November 13, 2022 in the case of the 2022 Notes, which is one month prior to their maturity date, and September 13, 2026 in the case of the 2026 Notes, which is three months prior to their maturity date ), the Company may redeem at its option, either in whole at any time or in part from time to time, the Notes of each series at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed on the redemption date and (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding any accrued interest) on the Notes to be redeemed on the redemption date that would be due after the related redemption date if such Notes matured on the applicable Par Call Date and based on the applicable rate of interest on the Notes in effect at the time the Company delivered the related redemption notice, discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in the Supplemental Indenture), plus 25 basis points, in the case of the 2022 Notes, or 35 basis points, in the case of the 2026 Notes, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date.

In addition, the Company may redeem at its option, either in whole at any time or in part from time to time, the Notes of each series on and after the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company also may redeem at its option in whole at any time, but not in part, the Notes of either series at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, in the event of certain changes in, or amendments to, the tax laws of the United States or any political subdivision thereof (or taxing authority of or in the United States), as described in the Supplemental Indenture.

Further, if a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs with respect of a series of Notes, unless the Company has exercised its right to redeem such Notes pursuant to the Base Indenture as supplemented by the Supplemental Indenture, the Company will make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

The Base Indenture and Supplemental Indenture provide for customary events of default, including, among other things, nonpayment, failure to comply with the other covenants, warranties and agreements in the Base Indenture and Supplemental Indenture for a period of 60 days after notice thereof, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by reference to the full text of the Supplemental Indenture (including the forms of Notes attached thereto).

Item 8.01	OTHER EVENTS.

On December 13, 2016, the Company issued a press release announcing the closing of the Notes offering and the early settlement of its cash tender offers for certain of its outstanding debt securities. A copy of the press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 17, 2009, between Zimmer Holdings, Inc. (now known as Zimmer Biomet Holdings, Inc.) and Wells Fargo Bank, National Association, as trustee.

4.2	Fourth Supplemental Indenture, dated as of December 13, 2016, between Zimmer Biomet Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.

4.3	Agency Agreement, dated as of December 13, 2016, by and among Zimmer Biomet Holdings, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, Elavon Financial Services DAC, as registrar and transfer agent, and Wells Fargo Bank, National Association, as trustee.

4.4	Form of 1.414% Notes due 2022 (included in Exhibit 4.2).

4.5	Form of 2.425% Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1 hereto).

99.1	Press release, dated December 13, 2016, issued by Zimmer Biomet Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 17, 2009, between Zimmer Holdings, Inc. (now known as Zimmer Biomet Holdings, Inc.) and Wells Fargo Bank, National Association, as trustee.

4.2	Fourth Supplemental Indenture, dated as of December 13, 2016, between Zimmer Biomet Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.

4.3	Agency Agreement, dated as of December 13, 2016, by and among Zimmer Biomet Holdings, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, Elavon Financial Services DAC, as registrar and transfer agent, and Wells Fargo Bank, National Association, as trustee.

4.4	Form of 1.414% Notes due 2022 (included in Exhibit 4.2).

4.5	Form of 2.425% Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1 hereto).

99.1	Press release, dated December 13, 2016, issued by Zimmer Biomet Holdings, Inc.